Oppenheimer Series Fund, Inc.
Period Ending  4-30-08
Exhibit 77 Q1



                          OPPENHEIMER SERIES FUND, INC.
                              ARTICLE SUPPLEMENTARY

         Oppenheimer Series Fund, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended, with the authority to issue 3,000,000,000 (Three Billion) shares of capital stock, par value $0.001 per share and aggregate par value $3,000,000, classified as follows:

         SERIES AND CLASSES                                AUTHORIZED SHARES

         OPPENHEIMER DISCIPLINED ALLOCATION FUND
              Class A Common Stock                           300,000,000
              Class B Common Stock                           100,000,000
              Class C Common Stock                            50,000,000
              Class N Common Stock                           100,000,000
              Class Y Common Stock                            50,000,000

         OPPENHEIMER VALUE FUND
              Class A Common Stock                           300,000,000
              Class B Common Stock                           100,000,000
              Class C Common Stock                            50,000,000
              Class N Common Stock                           100,000,000
              Class Y Common Stock                            50,000,000

The remaining 1,850,000,000 shares of common stock of the Corporation were undesignated as to series or class.

         SECOND: There are no shares of the Oppenheimer Disciplined Allocation Fund series currently outstanding.

         THIRD: The Board of Directors hereby reclassifies as Class Y shares of Oppenheimer Value Fund 50,000,000 shares of common stock that were previously undesignated as to series or class and reclassifies all of the Class A, Class B, Class C, Class N and Class Y shares of common stock of Oppenheimer Disciplined Allocation Fund as being undesignated as to series or class.

         FOURTH: After this reclassification, the total number of shares of all classes and series of stock which the Corporation has authority to issue remains 3,000,000,000 (Three Billion) shares of capital stock, par value $0.001 per share and aggregate par value $3,000,000, and is, classified and designated as follows.

         SERIES AND CLASSES                              AUTHORIZED SHARES

         OPPENHEIMER VALUE FUND
              Class A Common Stock                         300,000,000
              Class B Common Stock                         100,000,000
              Class C Common Stock                          50,000,000
              Class N Common Stock                         100,000,000
              Class Y Common Stock                         100,000,000

The remaining 2,350,000,000 shares of common stock of the Corporation are undesignated as to series or class.

         FIFTH: The forgoing does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, as set forth in the Articles of Incorporation, of the Capital Stock of the Corporation existing before the reclassification. The terms of the reclassified Class Y shares of the Oppenheimer Value Fund (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) shall be as set forth in the Articles of Incorporation for the Capital Stock of the Corporation existing before the reclassification.

         SIXTH: The foregoing reclassification has been approved by a majority of the entire Board of Directors pursuant to authority expressly granted to the Board of Directors by Sections 2-105(a)(9), and 2-605(a)(2) of the Maryland General Corporation Law, and in Article FOURTH of the Charter of the Corporation.

         SEVENTH: The foregoing articles shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

         IN WITNESS WHEREOF, OPPENHEIMER VALUE FUND, INC., has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on December 7, 2007.


WITNESS:                                     OPPENHEIMER VALUE FUND, INC.


          /s/ Phillip S. Gillespie        By:          /S/ MARK VANDEHEY_______
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Phillip S. Gillespie, Assistant Secretary       Mark Vandehey, Vice President



         THE UNDERSIGNED, Vice President of OPPENHEIMER VALUE FUND, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                           /s/ Mark Vandehey
                                               --------------------------------
                                                  Mark Vandehey, Vice President